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                             STOCK OPTION AGREEMENT
                           (Nonstatutory Stock Option)


                  THIS AGREEMENT made as of April 28, 1995, between Alfin, Inc., a New York corporation (hereinafter called the "Company"), and Elisabeth Fayer (hereinafter called the "Optionee").


                              W I T N E S S E T H:


                  WHEREAS, the grant of an option covering the purchase of 100,000 shares of the Company's Common Stock (hereinafter called the "Grant") was approved by a majority of the shareholders of the Company entitled to vote at a meeting held on April 28, 1995; and

                  WHEREAS, the Company is making the Grant upon the terms and conditions hereinafter contained;

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth and other good and valuable consideration, the parties hereby enter into this Stock Option Agreement (hereinafter call the "Agreement") upon the following terms and conditions:

                  1. The Company hereby grants to the Optionee the option (the "Option") to purchase all or part of an aggregate of 100,000 shares of Common Stock at a purchase price of $1.00 per share. The Option is not intended to qualify as an incentive stock option under Section 422A of the Internal Revenue Code of 1986, as amended. The Option shall terminate entirely at the close of business on December 31, 1999, and may be exercised in whole or in part at any time prior to expiration.

                  2. The Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and is exercisable, during his lifetime, only by the Optionee.

                  3. In the event of the death of the Optionee it may be exercised for a period of 90 days thereafter by the person or persons to whom the Option is transferred by will or the laws of descent and distribution.
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                  4.       The Option may be exercisable only by written notice
                  to the Secretary of the Company as provided in Section 8 hereof. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised and shall be signed by the Optionee. The certificate or certificates of the shares as to which the Option shall have been exercised will be registered only in the name of the person exercising the Option. In the event the Option becomes exercisable by another person or persons upon the death of the Optionee, the notice of exercise shall be accompanied by appropriate proof of the right to exercise the Option.

                  5. At the time of exercise of the Option and prior to the delivery of such shares, the Optionee shall pay in cash to the Company the aggregate option price of all shares purchased pursuant to an exercise of the Option. All payments shall be made by check payable to the order of the Company. In lieu of making payment in cash for the aggregate option price of shares purchased pursuant to the exercise of the Option, the Optionee may make such payment (i) by delivery to the Company of Common Stock owned by the Optionee having a fair market value at least equal to the aggregate option price or (ii) partly in cash and partly by delivery of Common Stock. The fair market value shall be established in accordance with any reasonable valuation methods determined by the Committee. If the fair market value of Common Stock so delivered exceeds the aggregate option price (or part thereof), the Company will pay to the Optionee in cash an amount equal to the fair market value of the fractional portion of any share of Common Stock so delivered and not applied by the Company in payment of the option price and a certificate for any whole shares of Common Stock not required to be applied by the Company in payment of the option price. The Optionee shall not have any of the rights and privileges of a stockholder of the Company with respect to the shares delivered upon any exercise of the Option unless and until certificates representing such shares shall have been delivered to him.

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                  6.       The Optionee agrees that any resale of the shares
                  received upon any exercise of the Option shall be made in compliance with the registration requirements of the Securities Act of 1933 as amended or an applicable exemption therefrom and to promptly provide the Company with such representations, certificates and other assurances of compliance with such registration requirements as the Company shall from time to time reasonably request. If the Optionee is an "affiliate" of the Company within the meaning of Rule 144 under such Act, the Optionee agrees that any resale of the shares received upon any exercise of the Option shall be made in compliance with the registration requirements of such Act or an applicable exemption therefrom, including without limitation the exemption provided by Rule 144.

                  7. In the event that, prior to the delivery by the Company of all of the shares of Common Stock in respect of which the Option is granted, the number of outstanding shares of Common Stock of the Company shall be changed through the declaration of stock dividends, stock splits, recapitalization or other change affecting the outstanding Common Stock, the remaining number of shares of Common Stock still subject to the Option and the purchase price thereof shall be appropriately adjusted by the Committee.

                  8. Any notice to be given to the Company shall be addressed to the Secretary of the Company at 720 Fifth Avenue, New York, New York 10019 and any notice to be given to the Optionee shall be addressed to him at his residence as it may appear on the records of the Company or at such other address as either party may hereafter designate in writing to the other.

                  9. The Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the business of tie Company, but this Agreement shall not be assignable by the Optionee.

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                  IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto and shall be effective as of the date and year first above written.

                                        ALFIN, INC.

                                        By: /s/ Jean Farat
                                           ________________________________
                                                Jean Farat, Chairman

                                            /s/ Elisabeth Fayer
                                        ___________________________________
                                              Elisabeth Fayer, Optionee

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